As filed with the Securities and Exchange Commission on July 20, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PPL CORPORATION
(Exact name of registrant as specified in its charter)

Commonwealth of Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2758192 (I.R.S. Employer Identification Number)
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
(Address of Principal Executive Offices)(Zip Code)
DIRECTORS DEFERRED COMPENSATION PLAN
(Full title of the plan)

James E. Abel
Vice President — Finance and Treasurer
PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
(Name and address of agent for service)
(610) 774-5151
(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:
Vincent Pagano, Jr.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of “large accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

		Proposed	Proposed
		maximum	maximum	Amount of
	Amount	offering price	aggregate	registration
Title of securities to be registered	to be registered(1)	per share(2)	offering price(2)	fee(2)
Common Stock, $0.01 par value per share	250,000 shares(2)	$ 27.49	$ 6,872,500	$ 797.90

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of common stock issuable under the Directors Deferred Compensation Plan, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the common stock on the New York Stock Exchange on July 19, 2011.

EXPLANATORY NOTE
     The 250,000 shares of Common Stock of PPL Corporation (the “Company”) being registered pursuant to this Registration Statement are additional securities of the same class as other securities for which a registration statement (File No. 333-02003) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on March 27, 1996, as amended by Post-Effective Amendment No.1 on September 23, 2005, and as supplemented by a registration statement on Form S-8 (File No. 333-144047) dated June 26, 2007. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.
     The validity of the securities offered hereby has been passed upon by Frederick C. Paine, Esq., Senior Counsel of PPL Services Corporation, a subsidiary of the Company. Mr. Paine is a full-time employee of PPL Services Corporation.

Item 8.	Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of PPL Corporation, effective May 21, 2008 (Exhibit 3(i) to PPL Corporation Form 8-K Report (File No. 1-11459) dated May 21, 2008)

4.2	Amended and Restated Bylaws of PPL Corporation, effective May 19, 2010 (Exhibit 99.1 to PPL Corporation Form 8-K Report (File No. 1-11459) dated May 24, 2010)

4.3	Form of Common Stock Certificate (Exhibit 4.1 to PPL Corporation’s Registration Statements on Form S-3ASR (File Nos. 333-158200, 333-158200-01, 333-158200-02 and 333-158200-03))

5.1	Opinion of Frederick C. Paine, Esq., with respect to legality of securities being registered hereunder

5.2	Opinion of Simpson Thacher & Bartlett LLP with respect to legality of securities being registered hereunder

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Frederick C. Paine, Esq. (reference is made to Exhibit 5.1 filed herewith)

23.4	Consent of Simpson Thacher & Bartlett LLP (reference is made to Exhibit 5.2 filed herewith)

24.1	Power of Attorney

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 20th day of July, 2011.

PPL CORPORATION
By:	/s/ James H. Miller
James H. Miller
Chairman, President & Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 20th day of July, 2011.

Signature	Title

/s/ James H. Miller James H. Miller	Chairman, President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ Paul A. Farr Paul A. Farr	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Vincent Sorgi Vincent Sorgi	Vice President and Controller (Principal Accounting Officer)

* Frederick M. Bernthal	Director

* John W. Conway	Director

* Steven G. Elliott	Director

* Louise K. Goeser	Director

* Stuart E. Graham	Director

* Stuart Heydt	Director

* Venkata R. Madabhushi	Director

*	Director
Craig A. Rogerson

* Natica von Althann	Director

* Keith H. Williamson	Director

* By:	/s/ James H. Miller
James H. Miller, Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the plan administrator of the directors deferred compensation plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on the 20th day of July, 2011

DIRECTORS DEFERRED COMPENSATION PLAN
By:	Employee Benefit Plan Board, Plan Administrator

By:	/s/ Dale M. Kleppinger
Dale M. Kleppinger

INDEX OF EXHIBITS

Exhibit
Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of PPL Corporation, effective May 21, 2008 (Exhibit 3(i) to PPL Corporation Form 8-K Report (File No. 1-11459) dated May 21, 2008)

4.2	Amended and Restated Bylaws of PPL Corporation, effective May 19, 2010 (Exhibit 99.1 to PPL Corporation Form 8-K Report (File No. 1-11459) dated May 24, 2010)

4.3	Form of Common Stock Certificate (Exhibit 4.1 to PPL Corporation’s Registration Statements on Form S-3ASR (File Nos. 333-158200, 333-158200-01, 333-158200-02 and 333-158200-03))

5.1	Opinion of Frederick C. Paine, Esq., with respect to legality of securities being registered hereunder

5.2	Opinion of Simpson Thacher & Bartlett LLP with respect to legality of securities being registered hereunder

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Frederick C. Paine, Esq. (reference is made to Exhibit 5.1 filed herewith)

23.4	Consent of Simpson Thacher & Bartlett LLP (reference is made to Exhibit 5.2 filed herewith)

24.1	Power of Attorney